THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED ON PAGES 5, 6 AND 12 AND PORTIONS
OF SCHEDULE 1 AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  LICENSE AGREEMENT


         This LICENSE AGREEMENT is made as of the 2nd day of January, 1997 by and between THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("The Wistar Institute"), and APOLLON, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having a place of business at One Great Valley Parkway, Malvern, Pennsylvania 19355-1423 ("Apollon").

         WHEREAS, The Wistar Institute, jointly with The Trustees of the University of Pennsylvania ("Penn"), owns certain patents and patent applications relating to genetic vaccines (i.e., the facilitated transfer and expression of nucleic acids);

         WHEREAS, Apollon desires to secure the exclusive right and license to use, develop, manufacture, market and exploit such patents and patent applications; and

         WHEREAS, The Wistar Institute desires to grant Apollon an exclusive worldwide license to use, develop, manufacture, market and exploit such patents and patent applications, in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

         1.1 The following terms, as used herein, shall have the following meanings:

         "Affiliate" means, when used with reference to Apollon, any person directly or indirectly controlling, controlled by or under common control with, Apollon. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a person, or the right to receive over 50% of the profits of a person, or the ability to control decisions of a person.

         "Bankruptcy Event" means, with respect to any person, either of the following:

              (a) such person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally and substantially to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

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              (b)  an involuntary case or other proceeding shall be commenced against such person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against such person under the federal bankruptcy laws as now or hereafter in effect.

         "Calendar Quarter" means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1 of each year.

         "Effective Date" means the first date when all of the following have been accomplished: (i) The Wistar Institute and Apollon have executed this Agreement, and (ii ) Apollon has paid The Wistar Institute the first installment of the license fee specified in Section 3.1 hereof and has issued to the Institute 50,000 shares of stock as specified in Section 4.1 hereof.

         "Federal Government Interest" means the rights, if any, of the United States Government and any of its agencies under any law or agreement including, but not limited to, Public Laws 96-517, 97-256, and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder, as such statutes or regulations may be amended from time to time hereafter.

         "Licensed Patents" means (i) United States Patent No. -----------------, entitled "Genetic Immunization", allowed April 3, 1996; (ii) United States Patent Applications Nos. 08/008,342, 08/029,336, 08/093,235 and 08/124,962; (iii) any continuations, divisions, reissues, re-examinations and foreign counterparts of (i) or (ii) above; (iv) any continuations-in-part which include subject matter which is supported and/or claimed in U.S. Patent Applications Nos. 08/008,342, 08/029,336 and 08/093,235 (including without limitation U.S. Patent Applications Nos. 08/495,684, 08/453,349 and 08/453,514);
(v) any continuations, divisions, reissues, re-examinations, and foreign counterparts of (iv) above; and (vi) excluding, however, any issued patents listing only inventors with a duty to assign solely to Apollon and not claiming the benefit of the filing date of any application listed in (ii) above.

         "Licensed Product(s)" means and includes (i) all products the manufacture, composition, use, sale or other disposition of which is subject to a Valid Claim of the Licensed Patents on a country-by-country basis, or which, in whole or in part, are identified, discovered or developed by use or practice of the Licensed Patents, which use or practice would infringe a Valid Claim of the Licensed Patents on a country-by-country basis but for the license granted herein; and (ii) all products, the manufacture, composition, use, sale or other disposition of which is based on or derives from technical information taught in the Licensed Patents but which are not subject to a Valid Claim of the Licensed Patents or which, in whole or in part, are identified, discovered or developed by use of technical information taught in the Licensed Patents, and which are not otherwise subject to a Valid Claim of the Licensed Patents. Such technical information shall be limited to information which is directly related to intellectual property taught in the Licensed Patents, and shall exclude intellectual property taught in the licensed patents and discovered solely by inventors with a duty to assign to Apollon.


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         "Person" or "persons" means any corporation, partnership, joint venture or any other entity or any natural person.

         "PLA Approval" means approval by the FDA of an application for a new biologic.

         "PLA Filing" means the preparation and filing with the FDA of an application for a new biologic.

         "Public Offering" means the occurrence of a closing of an initial public sale for the account of Apollon of shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock , where the gross proceeds to Apollon from such sale (before deduction of any underwriting commissions, discounts or concessions or expenses of sale) is at least Twelve Million Five Hundred Thousand Dollars ($12,500,000).

         "Sale", or "sold" or any variation thereof means the sale, assignment, lease or other disposition of a Licensed Product by Apollon or any Sublicensee for commercial purposes.

         "Sublicensee" means any person, expressly excluding Affiliates, to whom Apollon transfers by sublicense Apollon's rights hereunder in conformance with Section 2.2 hereof, to enable said person to make and sell Licensed Products.

         "Valid Claim" means a claim of (i) a patent application included in the Licensed Patents that has been neither abandoned nor pending for more than seven (7) years from its first priority date or (ii) an issued, unexpired Licensed Patent that has not been withdrawn, canceled or disclaimed or held invalid by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision no longer subject to discretionary review (for example, by way of writ of certiorari) or other review, on a country-by-country basis.


                                      ARTICLE II
                                   GRANT OF LICENSE

         2.1  Grant of License

              (a) Subject to the terms and conditions contained in this Agreement, The Wistar Institute hereby grants to Apollon an exclusive, worldwide license to develop, make, have made, use, market, exploit, sell and have sold, including the right to sell for resale, the Licensed Products and to practice under the Licensed Patents; provided, however, that the license to Licensed Patents owned jointly with Penn shall be exclusive only to The Wistar Institute's undivided interest therein.

              (b) Notwithstanding anything to the contrary in this Agreement, The Wistar Institute may (i) use and practice the Licensed Patents solely for research purposes; and (ii) grant to any non-profit academic or research institution the right to use and practice the Licensed Patents solely for non-commercial research and educational purposes. While Apollon shall have no

                                                                   Page 3 of 29

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right or license in or to any research conducted pursuant to (i) or (ii) above or any results thereof (including, without limitation, any inventions or discoveries), any commercial use of any results of such research shall be subject to Apollon's exclusive rights under this Agreement.

         2.2 Right to Sublicense. Apollon shall have the right to sublicense to any third party the rights conferred upon Apollon under this Agreement, subject to the following conditions:

              (a) The Wistar Institute shall have the right to approve in advance any Sublicensee that is not, at the time of the proposed sublicense, a publicly held and traded company, which approval shall not be unreasonably withheld. The Sublicensee shall be deemed approved thirty (30) days after notice to The Wistar Institute unless The Wistar Institute first notifies Licensee otherwise.

              (b) Apollon shall forward, or cause to be forwarded, to The Wistar Institute, within thirty (30) days after execution, a complete and accurate written copy of each sublicense granted hereunder, and any amendment or modification thereto, each of which sublicenses, amendments, or modifications shall contain an agreement and acknowledgment by the Sublicensee that such sublicense may be terminated upon thirty (30) days written notice by The Wistar Institute upon termination of this Agreement; unless terminated in writing by The Wistar Institute, each such sublicense shall be assigned to The Wistar Institute.

              (c) No Sublicensee shall be permitted to sublicense further any of its rights under any sublicense. Each sublicense shall contain an agreement and acknowledgment by the Sublicensee that such sublicense and the Sublicensee are subject to the terms and conditions of the license granted to Apollon under this Agreement. Any sublicense which is not in compliance with all of the provisions of Section 2.2 shall be void.

              (d) Notwithstanding any sublicense, Apollon shall remain primarily liable to The Wistar Institute for all of Apollon's duties and obligations contained in this Agreement, and any act or omission of a Sublicensee which would be a breach of this Agreement if performed by Apollon shall be deemed to be a breach by Apollon of this Agreement, provided that Apollon shall be given the opportunity to cure such breach as permitted under section 10.2 (a) hereof.

              (e) If Apollon becomes subject to a Bankruptcy Event, all payments then or thereafter due and owing to Apollon from its Sublicensees under this Agreement shall thereupon, upon notice from The Wistar Institute to any such Sublicensee, become payable directly to The Wistar Institute for the account of Apollon; provided, however, that The Wistar Institute shall remit to Apollon any amount by which such payments exceed the amounts owed by Apollon to The Wistar Institute.

         2.3 No Rights or Licenses by Implication. No rights or licenses with respect to the Licensed Patents or otherwise are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

         2.4 Federal Government Interest. Apollon acknowledges that in accordance with the Federal Government Interest, the United States Government may retain certain rights in inventions

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funded in whole or in part under any contract, grant or similar agreement with a
Federal agency. The license to the Licensed Patents and any other rights granted under this Agreement are expressly subject to all of such rights, if applicable.


                                     ARTICLE III
                                       PAYMENTS

         3.1 License Initiation Fee. In consideration of the license granted hereunder, Apollon shall pay The Wistar Institute a nonrefundable
license initiation fee of [                             ]. This
license initiation fee shall be payable in three installments, with the first
payment of [                                     ] due [
            ], the second payment of [                                     ]
due [                                             ] and the third payment of
[                                     ] due [                              ].
This license initiation fee shall be in addition to the other compensation payable or deliverable pursuant to this Agreement and shall not be credited against or otherwise reduce other compensation.

         3.2 Payments in Lieu of Earned Royalties. In further consideration of the license hereunder, Apollon shall pay to The Wistar Institute the following amounts in lieu of royalties on sales of Licensed Products:

              [




                                                        ]

         Sales of any Licensed Product by Apollon or any Affiliate or Sublicensee thereof shall not be subject to a royalty hereunder.

         3.3  Sublicense Fees.  Apollon shall pay The Wistar Institute
[                      ] of any sublicense initiation fee, advance, or other
similar consideration (and including partial payments) received by Apollon pursuant to a sublicense granted hereunder, or any right or option to receive a sublicense hereunder (provided that the holder of such right or option subsequently becomes a Sublicensee of Apollon hereunder), expressly excluding any payment, support or other consideration received by Apollon directly related to support for development and/or marketing of Licensed Products.

         3.4 Other Compensation. In addition to amounts payable to The Wistar Institute under Sections 3.1, 3.2 and 3.3 hereof and in further consideration of the license granted to Apollon in this Agreement, Apollon shall pay or deliver to The Wistar Institute the milestone payments set forth on Schedule 1 hereto. These fees shall not be credited against or otherwise reduce other compensation provided for in this Agreement.

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         3.5  Annual License Maintenance Fee.  Apollon shall pay to The
Wistar Institute an annual license maintenance fee of [
          ], due and payable on [                        ] and on [
                                                ] thereafter until the date [
                                              ].

         3.6 Payments. Amounts payable under Section 3.3 hereof shall be due within forty-five (45) days following the last day of the Calendar Quarter in which they accrue. Payments shall be deemed paid as of the day on which they are received by The Wistar Institute.

         3.7  Currency, Place of Payment, Interest.

              (a) All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to The Wistar Institute under this Agreement shall be made in United States dollars (or other legal currency of the United States) by check payable to "The Wistar Institute of Anatomy and Biology".

              (b) Amounts that are not paid within forty-five (45) days after such amounts become due shall accrue interest from the due date until paid, at a rate equal to the lesser of the prime rate as charged by Corestates Bank, or an alternate financial institution as agreed by the parties, to its prime commercial customers, or the maximum interest rate allowed by applicable law. The Wistar Institute may treat the failure to timely pay amounts due as a breach of this Agreement notwithstanding the payment of interest.

         3.8 Records. Apollon will maintain, and will cause its Sublicensees to maintain, complete and accurate books and records which enable the amounts payable hereunder to be verified. Upon reasonable prior notice to Apollon, Apollon agrees to permit such books and records to be examined by an independent certified public accountant designated by The Wistar Institute and reasonably acceptable to Apollon. The purpose of such audit shall be solely for verifying the amounts due and payable pursuant to this Agreement and said accountant shall only disclose to The Wistar Institute information of Apollon relevant to such inquiry. Such access shall be available during normal business hours not more than once each calendar year, and once per year for three (3) years after the expiration or termination of this Agreement.


                                      ARTICLE IV
                                  ISSUANCE OF SHARES

         4.1 Issuance of Shares. In further consideration of the grant of the license to Apollon hereunder, Apollon will issue, subject to the approval of a majority of the Series A, Series B, and Series C Convertible Preferred Stock of Apollon, to The Wistar Institute 50,000 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), all of which shall be issued simultaneously with the execution hereof or as soon as the approval of the preferred shareholders is obtained.

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         4.2  Restrictions on Transfer.

         4.2.1 Restrictions on Transferability. The Shares shall not be transferable in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. Apollon shall be entitled to give stop transfer instructions to the transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

         4.2.2     Restrictive Legend.  Each certificate representing the
Shares shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

         4.3  Piggyback Registrations.

         4.3.1 Right to Piggyback. If, after the expiration of one hundred eighty (180) days after the Public Offering, Apollon proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), Apollon will give prompt written notice to The Wistar Institute of its intention to effect such a registration and will use its best efforts to include in such registration all Shares with respect to which Apollon has received, within five
(5) days after the receipt of Apollon's notice, a written request from The Wistar Institute for inclusion therein, which request shall specify the Shares intended to be sold or disposed of by The Wistar Institute and shall state the intended method of disposition of such Shares (the "Registrable Securities"), all to the extent requisite to permit the sale of the Registrable Securities by The Wistar Institute (in accordance with the intended method thereof as set forth in such request). If the securities proposed to be registered by Apollon include securities to be distributed by or through a firm of underwriters, then the Registrable Securities shall also be included in such underwriting. Notwithstanding anything contained in this Section 4.3.1 to the contrary, Apollon shall have no obligation to cause Registrable Securities to be registered if the Shares are eligible for resale under Rule 144(k) of the Securities Act.

         4.3.2 Registration Procedures. If and whenever Apollon is required by the provisions of Section 4.3.1 hereof to use its best efforts to include the Registrable Securities in a Piggyback Registration, Apollon will, as expeditiously as possible,

              (a) furnish to The Wistar Institute such number of copies of a prospectus, including a preliminary prospectus and any amendments or supplements to the prospectus, in conformity with the requirements of the Securities Act, and such other documents, as The Wistar Institute may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

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              (b)  use every reasonable effort to register or qualify the
Registrable Securities covered by the Piggyback Registration under the securities or blue sky laws of such jurisdictions as Apollon shall reasonably determine in its sole discretion, and do any and all other acts as things which may be necessary under such securities or blue sky laws to enable The Wistar Institute to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities;

              (c) before filing a registration statement with respect to the Registrable Securities or prospectus or amendments or supplements thereto with the Securities and Exchange Commission (the "Commission"), furnish The Wistar Institute and its counsel with an opportunity to meet with responsible officers of Apollon for a "due diligence" review of the filing and with copies of all such documents proposed to be filed which, insofar as they relate to The Wistar Institute, shall be subject to the reasonable approval of its counsel;

              (d) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Apollon are then listed or quoted;

              (e) provide a transfer agent and registrar for all Registrable Securities registered as described herein and a CUSIP number for all such Registrable Securities; and

              (f) comply with all applicable rules and regulations of the Commission.

         4.3.3 Expenses. Apollon shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and The Wistar Institute shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Apollon in complying with the registration provisions of this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Apollon, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.
"Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for The Wistar Institute.

         4.3.4 Information from The Wistar Institute. The Wistar Institute shall cooperate with Apollon in connection with any such registration and furnish to Apollon such information regarding it and the distribution proposed by it as Apollon may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. The Wistar Institute shall represent that such information is true and complete.

         4.3.5     Marketing Restrictions.  If:

                 (i) The Wistar Institute requests registration of Shares under Section 4.3.1, and

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                (ii)    the offering proposed to be made is to be an
underwritten public offering, and

               (iii) the managing underwriter of such public offering furnishes a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the Company will include in such registration the amount of securities which, in such opinion, can be sold, in the following order:

              First:    If such registration statement shall be with respect to
    a primary offering, all of the securities Apollon proposes to sell; and then

              Second:   All of the Common Stock converted from Series A
    Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Stock and all stock issued upon exercise of Warrants issued by the Company and requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of such Common Stock then awarded by such holders; and then

              Third:    All other securities, including the Shares, the holders
    of which have the right to include such securities in a registration statement filed by Apollon pro rata in accordance with the relative priorities, if any, as shall exist among them.

              4.3.6 Holdback Agreements. Unless the managing underwriters otherwise agree, with respect to any underwritten public offering of Common Stock, The Wistar Institute agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of the Shares during a period equal to the lesser of (1) the lock-up period for Apollon's senior management with respect to such underwritten offering or (2) one hundred eighty (180) days beginning on the effective date of such underwritten offering (except as part of such underwritten registration).

         4.4  Indemnification.

              4.4.1 In the event of any registration of any of the Shares under the Securities Act pursuant to Section 4.3.1, Apollon agrees to indemnify and hold harmless The Wistar Institute from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which The Wistar Institute may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party asserting any untrue statement of a material fact contained in a registration statement or omission of a material fact required to be stated therein, on the effective date thereof, or arise out of any failure by Apollon to fulfill any undertaking included in such registration statement, and Apollon will, as incurred, reimburse The Wistar Institute for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Apollon shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an

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untrue statement or omission made in such registration statement in reliance upon and in conformity with written information furnished by Apollon by or on behalf of The Wistar Institute specifically for use in preparation of such registration statement or (ii) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to The Wistar Institute prior to confirmation of the pertinent sale or sales by The Wistar Institute.

              4.4.2 The Wistar Institute agrees to indemnify and hold harmless Apollon, its directors and officers and each other person, if any, who controls Apollon within the meaning of the Securities Act from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Apollon may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any claim by a third party asserting (i) an untrue statement of a material fact made in such registration statement or omission to state a material fact required to be stated therein in reliance upon and in conformity with written information furnished to Apollon by or on behalf of The Wistar Institute specifically for use in preparation of such registration statement, provided that The Wistar Institute shall not be liable in any such case for any untrue statement or omission in any prospectus which statement or omission has been corrected, in writing, by The Wistar Institute and delivered to Apollon before confirmation of the sale from which such loss occurred, and The Wistar Institute will, as incurred, reimburse Apollon for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

              4.4.3 Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to Sections 4.4.1 or 4.4.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person, it being understood, however, that the indemnifying person shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified persons, which firm shall be designated in writing by such indemnified persons. The indemnifying person shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying person shall indemnify and hold harmless the indemnified person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.


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              4.4.4     The indemnification provided for under this Agreement
will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person or any officer, director or controlling person of such indemnified person and will survive the transfer of the Registrable Securities.

              4.4.5 Indemnification similar to that specified in the preceding subdivisions of this Section (with appropriate modifications) shall be given by Apollon and The Wistar Institute with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Act.

              4.4.6 The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement and (ii) the consummation of the sale of the Registrable Securities.

              4.4.7 The obligations of Apollon and The Wistar Institute under this ARTICLE IV shall be in addition to any liability which Apollon and The Wistar Institute may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Apollon of The Wistar Institute within the meaning of the Securities Act.

         4.5 Participation in Underwritten Registrations. The Wistar Institute may not participate in any registration hereunder which is underwritten unless The Wistar Institute (a) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by the managing underwriter, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         4.6 Transfer of Piggyback Registration Rights. The right to sell Registrable Securities pursuant to a Piggyback Registration described herein may not be assigned or transferred by The Wistar Institute.

         4.7 Agreement to be Bound by Procedures, Restrictions, etc. If The Wistar Institute shall propose to sell any Registrable Securities pursuant to a registration statement, it shall notify Apollon of its intent to do so in accordance with Section 4.3.1, and the provision of such notice to Apollon shall be deemed to establish an agreement by The Wistar Institute to comply with the registration procedures, marketing restrictions and other provisions contained herein. Such notice shall be deemed to constitute a representation that any information supplied by The Wistar Institute to Apollon is accurate and complete.


                                      ARTICLE V
                            CERTAIN OBLIGATIONS OF APOLLON

         5.1  Apollon Efforts: Reporting.


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              (a)  Apollon shall use its commercially reasonable efforts to develop for commercial use and to market Licensed Products as soon as practicable, consistent with sound and reasonable business practices.

              (b)  Apollon shall be required to submit a PLA Filing for a
Licensed Product by [                 ], (the "Milestone Deadline").

         provided, however, that Apollon may purchase up to a total of [
           ] extensions of such Milestone Deadline by paying to The Wistar Institute, before or on the date of such Milestone Deadline, [

                                                   ].  Such extension payments
shall be in addition to, and shall not diminish or be credited against, other payments to which The Wistar Institute is entitled hereunder.

         If Apollon (i) fails to meet the Milestone Deadline and does not make an extension payment(s) as provided above or (ii) makes an extension payment(s) as provided herein, but fails to meet the extended Milestone Deadline, The Wistar Institute shall, upon any such failure, have the right to terminate the Agreement and the licenses granted hereunder. The attainment by an Affiliate or Sublicensee of this milestone shall be treated as the attainment of such milestone by Apollon. The Wistar Institute shall give Apollon sixty (60) days prior written notice of any decision by The Wistar Institute to terminate Apollon's rights under this provision, and provided that Apollon does not cure any such failure within such sixty (60) day period, termination shall be effective without further notice at the conclusion thereof.

              (c) Apollon shall provide The Wistar Institute on December 1, 1997, and on December 1 of each year thereafter with written reports, setting forth in such detail as The Wistar Institute may reasonably request, the progress of the development, evaluation, testing and commercialization of the Licensed Products. Similarly, beginning June 1, 1997, Apollon shall provide on June 1 and December 1 of each year reports on the progress of regulatory matters before the FDA and on the progress of any Sublicensees developing Licensed Products. Apollon also shall notify The Wistar Institute within sixty (60) days after the first commercial sale of a Licensed Product by Apollon, its Affiliates, or any Sublicensee.

         5.2  Compliance With Laws

              (a) Apollon shall comply with all applicable laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of the Licensed Products. Without limiting the foregoing, Apollon acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to specified countries. Apollon will use its reasonable best efforts to comply with all United States laws and regulations controlling the export of commodities and technical data, and will be responsible to The Wistar Institute for any violation thereof by Apollon or its Sublicensees.


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              (b)  To the extent required by the Federal Government Interest, if applicable, all Licensed Products to be used or sold in the United States shall be manufactured substantially in the United States, and Apollon shall take such actions as are necessary to assure that it and its Sublicensees comply with the obligations imposed by this Section 5.2(b).

         5.3 Government Approvals. Apollon will be responsible for obtaining, at its cost and expense, all governmental approvals required to commercially market the Licensed Products.

         5.4 Patent Notices, etc. Apollon shall mark the Licensed Products sold in the United States with all applicable patent numbers. All Licensed Products shipped to and/or sold in other countries shall be marked and labelled in such a manner as to conform with all applicable laws of the country where the Licensed Products are sold.


                                      ARTICLE VI
                            WARRANTIES AND REPRESENTATIONS

         6.1  Representations and Warranties

              (a) Apollon represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to execute, deliver and perform this Agreement; and The Wistar Institute represents and warrants that it is a nonprofit corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

              (b) Apollon and The Wistar Institute each represent and warrant to the other that this Agreement, when executed and delivered, will be its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

              (c) Apollon and The Wistar Institute each represent and warrant to the other that its execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under, (i) its charter documents, (ii) any law, order, judgment or governmental rule or regulation applicable to it or its property, or, (iii) to the best of its knowledge, any provision of any agreement, contract, commitment or instrument to which it is a party; and the execution, delivery and performance of this Agreement by it does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

              (d) The Wistar Institute represents and warrants to Apollon that it has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and can bear the economic risk of its investment, including total loss thereof.


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              (e)  The Wistar Institute represents and warrants to Apollon that it is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

              (f) The Wistar Institute represents and warrants to Apollon that it understands that the Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom.

              (g) The Wistar Institute represents and warrants to Apollon that it understands that nothing in this Agreement or any other materials presented to The Wistar Institute in connection with the acquisition of the Shares constitutes legal, tax or investment advice. The Wistar Institute has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

              (h) Apollon represents and warrants to The Wistar Institute that the issuance and delivery to The Wistar Institute of the Shares have been duly authorized by all requisite corporate action of Apollon and Apollon has full corporate power and lawful authority to issue and deliver the Shares on the terms and conditions contemplated herein, and, when so issued and delivered, the Shares will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any similar rights of the stockholders of Apollon or any liens or encumbrances arising through Apollon.

              (i) Apollon represents and warrants to The Wistar Institute that, as of December 18, 1996, the authorized capital stock of Apollon consists of 50,000,000 shares of Common Stock, of which 1,245,250 are issued and outstanding, and 12,900,000 shares of preferred stock, of which 10,335,286 shares are issued and outstanding.


                                     ARTICLE VII
                     LIMITATION ON LIABILITY AND INDEMNIFICATION

         7.1 No Warranties: Limitation on Liability. THE LICENSED PATENTS ARE PROVIDED ON AN "AS IS" BASIS AND THE WISTAR INSTITUTE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS OR THE LICENSED PRODUCTS. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE WISTAR INSTITUTE MAKES NO REPRESENTATIONS OR WARRANTIES (i) OF COMMERCIAL UTILITY, (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE OF THE LICENSED PATENTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. THE WISTAR INSTITUTE EXPRESSLY DISCLAIMS ANY WARRANTY THAT THE LICENSED PATENTS ARE FREE FROM THE RIGHTFUL CLAIMS OF ANY THIRD PARTY. THE WISTAR INSTITUTE SHALL NOT BE LIABLE TO APOLLON, APOLLON'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF THE LICENSED PATENTS SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM. THE WISTAR

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INSTITUTE SHALL NOT BE LIABLE TO APOLLON OR ANY OTHER PERSON FOR ANY LOSS OF
PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY APOLLON OR ANY OTHER PERSON WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF THE WISTAR INSTITUTE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS.

         7.2 Apollon Indemnification. Apollon will indemnify and hold harmless The Wistar Institute, its trustees, managers, officers, agents and employees (collectively and individually, the "Indemnified Parties" or "Indemnified Party"), from and against any and all liability, loss, damage, action, claim or expense (including attorney's fees) suffered or incurred by the Indemnified Parties due to claims by a Person not a party to this Agreement (individually, a "Liability" and collectively, the "Liabilities") which result from or arise out of (a) this Agreement, the license granted hereunder and any sublicense granted pursuant thereto, or the development, use, manufacture, promotion, sale or other disposition of any Licensed Products by Apollon, its assignees, Sublicensees, vendors or other third parties; and (b) the successful enforcement by an Indemnified Party of its rights under this Section 7.2. Without limiting the foregoing, Apollon will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

                 (i) any product liability or other claim of any kind related to the use by Apollon or a third party of a Licensed Product manufactured, sold or otherwise disposed of by or on behalf of Apollon, its assignees, Sublicensees, or its vendors;

                (ii) any claim by a third party that the Licensed Patents or the design, composition, manufacture, use, sale or other disposition of any Licensed Product manufactured, used, sold or otherwise disposed of by or on behalf of Apollon, its assignees, Sublicensees, or its vendors infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party; or

               (iii) clinical trials or studies conducted by or on behalf of Apollon or any Sublicensee relating to the Licensed Products, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim of deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, and any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study;

                (iv) provided, however, that Apollon's obligation to indemnify and hold harmless hereunder shall not apply to any liability, loss, damage, action, claim, or expense to the extent it is attributable to the gross negligence, or reckless or intentional misconduct of any Indemnified Party hereunder, and shall expressly exclude any liability, loss, damage, action, claim, or expense arising from any use or practice of the Licensed Patents by or on behalf of The Wistar Institute or by or on behalf of any other nonprofit, academic or research institution pursuant to section 2.1 (b) hereof.


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         7.3  Procedures.  The Indemnified Party shall promptly notify Apollon of any claim or action giving rise to a Liability subject to the provisions of
Section 7.2. Apollon shall have the right to defend any such claim or action, at its cost and expense. The Indemnified Party may employ its own counsel at its own expense. Apollon shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on any Indemnified Party without such Indemnified Party's written consent, or grants any rights to the Licensed Patents without The Wistar Institute's written consent, which shall not be unreasonably withheld. If Apollon fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, The Wistar Institute may assume the defense of such claim or action for the account and at the risk of Apollon, and any Liability related thereto shall be conclusively deemed a Liability of Apollon. Apollon shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnity related, as incurred. The indemnification rights of The Wistar Institute and any other Indemnified Party contained herein are in addition to all other rights which The Wistar Institute or such Indemnified Party may have at law or in equity or otherwise.

         7.4 Insurance. Apollon shall maintain general liability and product liability insurance as follows:

              (a) beginning with the Effective Date of this Agreement, general liability insurance, to be written on an occurrence or a claims made basis, in a minimum amount of $1,000,000 combined single limit per incident and in the aggregate.

              (b) Beginning with the commencement of human clinical trials of a Licensed Product, a policy or policies of product liability insurance to be written on an occurrence or claims made basis in a minimum amount of $2,000,000 combined single limit per occurrence and in the aggregate.

               Such insurance shall be issued by an insurance carrier with a rating of "A-" or better by A.M. Best and shall name The Wistar Institute as an additional insured with respect to Apollon's performance under this Agreement. Apollon shall provide The Wistar Institute with copies of endorsements to such policies upon request. Apollon shall notify The Wistar Institute at least thirty (30) days prior to cancellation of any such coverage. The Wistar Institute shall receive a royalty on any insurance award constituting compensation to Apollon for lost profits on the sale of Licensed Products. The minimum insurance amounts specified herein shall not be deemed a limitation on Apollon's indemnification liability under this Agreement.


                                     ARTICLE VIII
                               PATENTS AND INFRINGEMENT

         8.1  Prosecution of Patents.

              (a) The preparation, filing, prosecution, and maintenance of Licensed Patents based on intellectual property discovered by one or more inventors with a duty to assign to The Wistar Institute and one or more inventors with a duty to assign to Penn shall be controlled jointly by Penn and The Wistar Institute, in consultation with Apollon. With respect to joint patent

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rights, based on intellectual property discovered by one or more inventors with a duty to assign to The Wistar Institute, one or more inventors with a duty to assign to Penn, and one or more inventors with a duty to assign to Apollon (hereinafter the "Joint Patent Rights), the parties shall confer on the preparation, filing, prosecution, and maintenance of such Joint Patent Rights. Apollon shall be responsible for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred in connection with the preparation, filing, prosecution and maintenance of the Licensed Patents, including Joint Patent Rights.

              (b) The Wistar Institute and Apollon shall cooperate fully with each other to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all such patents and other applications under this Section 8.1.

         8.2 Cooperation. Apollon and The Wistar Institute shall cooperate in protecting, defending, enforcing and upholding the Licensed Patents and the claims thereof.

         8.3 Ownership. The Wistar Institute shall retain an undivided ownership interest in and to the Licensed Patents regardless of which party prepares, prosecutes or maintains the patents, subject to the express license granted Apollon under Article II hereof.

         8.4  Infringement and Litigation.

              (a) Each party will promptly notify the other party in writing of any infringement or possible infringement of any of the Licensed Patents which may come to its attention, including notice of any certification filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984". The Wistar Institute, Penn, and Apollon shall consult one another in a timely manner concerning any appropriate response thereto.

              (b) Apollon shall have the right, but not the obligation to prosecute such infringement at its own expense. Apollon will not settle or compromise any such suit in a manner that imposes any obligations or restrictions on The Wistar Institute, without The Wistar Institute's written consent, which shall not be unreasonably withheld. In any such settlement or compromise, consideration shall be given in good faith to granting the infringer a sublicense under the Licensed Patents on appropriate terms. Financial recoveries from any such litigation will first be applied to reimburse Apollon for its litigation expenses with additional recoveries paid to Apollon. Should an infringer be granted a sublicense, The Wistar Institute shall be entitled to a portion of any sublicensee fees, as provided in Section 3.3 hereof.

              (c) The Wistar Institute and Penn shall have a continuing right to intervene at The Wistar Institute's or Penn's own expense and to join Apollon in any claim or suit for infringement of any of the Licensed Patents. Financial recoveries from any such litigation shall first be applied to reimburse Apollon, The Wistar Institute, and/or Penn, as the case may be, with additional recoveries paid to Apollon. Should an infringer be granted a sublicense, The Wistar Institute shall be entitled to a portion of any sublicensee fees, as provided in Section 3.3 hereof.


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              (d)  If Apollon fails to prosecute such infringement in a timely manner, Penn and/or The Wistar Institute shall each have the right but not the obligation to prosecute such infringement at its own expense. In such event, financial recoveries shall be retained entirely by whichever of Penn and/or The Wistar Institute prosecuted such infringement, or if Penn and The Wistar Institute elect to proceed jointly, as determined by Penn and The Wistar Institute.

              (e) In any action to enforce any of the Licensed Patents, either party, at the request and expense of the other party, shall cooperate to the fullest extent reasonably possible. This provision shall not be construed to require a party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

         8.5 Patent Term Extension Obligations. Apollon shall keep The Wistar Institute fully informed of Apollon's and each Sublicensee's progress toward regulatory approval for commercial sale of the first Licensed Product with respect to each Licensed Patent hereunder. Apollon, Penn, and The Wistar Institute shall cooperate in determining with respect to such Licensed Products if the Licensed Patents would be eligible for Patent Term Extension pursuant to 35 U.S.C. Section 156 et. seq., and, as appropriate, applicable foreign patent laws. Apollon acknowledges that time is of the essence with respect to submission of any application for Patent Term Extension. Apollon shall give The Wistar Institute prompt oral notification that its or its Sublicensee's first Licensed Product with respect to each Licensed Patent has received permission (under the provision of law under which the applicable regulatory review occurred) for commercial marketing or use (the date of such permission being herein referred to as the "Approval Date"), and shall confirm such notification in writing within five (5) days of receipt of written notice of marketing approval from the regulatory agency. The Wistar Institute and/or any owner of record of the patent the term of which is to be extended, shall have the right, but not the obligation to apply for Patent Term Extension. At The Wistar Institute's request, Apollon shall, in a timely manner, assist The Wistar Institute in preparing an application for Patent Term Extension in compliance with 35 U.S.C. Section 156 et. seq., and, as appropriate, any applicable foreign patent laws. Apollon and its Sublicensees shall cooperate fully with The Wistar Institute in preparing the applications for Patent Term Extension. Apollon agrees to join in such applications at The Wistar Institute's request. Apollon shall fully support such applications and shall provide such information as may be requested in support of such applications by The Wistar Institute or by the government. If The Wistar Institute elects not to file an application for Patent Term Extension, Apollon shall have the right but not the obligation to do so and The Wistar Institute agrees to join in such application at Apollon's request and to fully support such application and provide such information as may be requested in support of such application by Apollon or by the government.


                                      ARTICLE IX
                                   CONFIDENTIALITY

         9.1  Confidentiality.

              (a) Apollon and The Wistar Institute each agree to and to cause their agents, employees, and advisors to maintain in confidence and not to disclose to any third party, any

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confidential or proprietary information or material(s) ("Confidential
Information") of the other party received pursuant to this Agreement (i) in written or other tangible form and marked "Proprietary" or "Confidential" at the time it is disclosed to the receiving party, or (ii) if disclosed orally or otherwise, but not in tangible form, which is identified as confidential or proprietary at the time of disclosure and which is documented in writing marked "Proprietary" or "Confidential" to the other party within fifteen (15) business days of disclosure.

              (b)  The foregoing obligations shall not apply to:

                      (i) information that is known to the receiving party or independently developed by the receiving party prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the furnishing party upon receipt of the Confidential Information;

                     (ii) information disclosed to the receiving party by a third party that has a right to make such disclosure;

                    (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by the furnishing party or a third person obtaining such information as a matter of right; or

                     (iv) information that is required to be disclosed by order of the FDA or similar authority or a court of competent jurisdiction or other government authority or agency; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency, authority, or court; or

                      (v) Information subsequently developed by or for the receiving party independently of information received from the furnishing party.

              (c) Each party will take all reasonable steps to protect the Confidential Information of the other party with the same degree of care used to protect its own confidential or proprietary information. Without limiting the foregoing, each party shall ensure that all of its employees or agents having access to the Confidential Information of the other party are obligated to abide by the receiving party's obligations hereunder.

              (d) Nothing herein shall be construed to prevent the disclosure of Confidential Information by Apollon or Sublicensee(s) as necessary to practice commercially the rights granted hereunder including, without limitation, the disclosure of Confidential Information to regulatory or other governmental agencies as necessary to obtain marketing approval, or to obtain patent protection, or the disclosure of Confidential Information under a Confidentiality Agreement as appropriate to development and commercialization of products hereunder.

              (e) Subject to the limitations of Sections 9.1 (b) (i)-(v) hereof, The Wistar Institute and its employees, agents, and advisors shall treat as Confidential Information hereunder all sublicense agreements provided to The Wistar Institute by or on behalf of Apollon or any Sublicensee hereunder.

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         9.2  Publication.  Apollon acknowledges that a basic objective of the research and development activities of The Wistar Institute is the generation of new knowledge and its expeditious dissemination. To further that objective, The Wistar Institute retains the right, at its discretion, to demonstrate, publish or publicize a description of the Licensed Patents and any results of research conducted by The Wistar Institute with or relating to the Licensed Patents.

         9.3 Use of Name. Apollon shall not directly or indirectly use The Wistar Institute's name, or the name of any trustee, manager, officer or employee thereof, without The Wistar Institute's written consent, except that Apollon may include an accurate description of the terms of this Agreement to the extent required under federal or state securities or other disclosure laws.

         9.4 Attribution of Scientific Contribution. Apollon shall use good faith efforts to identify The Wistar Institute as an owner of the Licensed Patents, and/or recognize the role of The Wistar Institute in the development of the Licensed Patents, in all publications or oral presentations by Apollon describing the Licensed Patents or any Licensed Products.


                                      ARTICLE X
                                 TERM AND TERMINATION

         10.1 Term. The licenses granted under this Agreement shall commence on the Effective Date and together with this Agreement shall continue, subject to earlier termination under Sections 10.2 or 10.3 hereof, until the expiration of the last to expire of the Licensed Patents, at which time all rights licensed hereunder shall convert to a fully paid exclusive worldwide license to Apollon.

         10.2 Termination by The Wistar Institute.

              (a) Upon the occurrence of any of the events set forth below and during the continuance thereof, The Wistar Institute shall have the right to terminate this Agreement by giving to Apollon written notice of termination, such termination to be effective with the giving of such notice.

                      (i) Apollon fails to pay any amount payable to The Wistar Institute within thirty (30) calendar days after such amount becomes due and Apollon fails thereafter to provide full payment within twenty (20) calendar days after receipt of written notice;

                     (ii) breach by Apollon of any material covenant or agreement (other than a breach referred to in clause (i) above) or any representation or warranty contained in this Agreement that is continuing and uncured sixty (60) calendar days after The Wistar Institute gives Apollon written notice of such breach;

                    (iii)    Apollon becomes subject to a Bankruptcy Event; or

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                     (iv)    the dissolution or cessation of operations by
Apollon.


              (b) No exercise by The Wistar Institute of any right of termination shall constitute a waiver of any right of The Wistar Institute for recovery of any monies then due to it hereunder or any other right or remedy The Wistar Institute may have at law, in equity or under this Agreement.

         10.3 Termination by Apollon.

              (a) Apollon may, at its option, terminate this Agreement at any time by doing all of the following:

                 (i) ceasing to make, have made, use, sell or have sold all Licensed Products;

                (ii) terminating all Sublicenses, and causing all Sublicensees to cease making, having made, using and selling or having sold all Licensed Product;

               (iii) giving sixty (60) days written notice to The Wistar Institute of Apollon's termination; and

                (iv)    tendering payment of all accrued payments.

              (b) Apollon may terminate this Agreement upon sixty (60) days prior written notice to The Wistar Institute if The Wistar Institute is (i) subject to a Bankruptcy Event or (ii) in breach of a material covenant of this Agreement or representation or warranty of this Agreement, and such material breach remains uncured for sixty (60) days after Apollon gives written notice of such breach.

         10.4 Rights and Duties Upon Termination. Within thirty (30) days after termination of this Agreement, each party shall return to the other party any Confidential Information of the other party.

         10.5 Sublicenses.  Any sublicenses granted by Apollon under Section
2.2 of this Agreement shall survive termination of this Agreement by The Wistar Institute in accordance with the terms of such sublicenses, in which event the sublicense shall be assigned to The Wistar Institute, unless The Wistar Institute terminates such sublicenses by prior written notice.

         10.6 Provisions Surviving Termination. Apollon's obligation to pay any amounts accrued but unpaid, and the obligation of Apollon and The Wistar Institute to discharge any obligations or responsibilities arising prior to termination of this Agreement shall survive such termination. In addition, Sections 2.3; 3.8; 4.2; 4.3.6; 4.4; 9.3; 10.4; 10.5;10.6; 11.1 and 11.5 and
ARTICLE VII and any other provisions to the extent required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

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                                      ARTICLE XI
                                ADDITIONAL PROVISIONS

         11.1 Arbitration.

              (a)  All disputes arising between The Wistar Institute and
Apollon under this Agreement shall be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be conducted by one arbitrator chosen by mutual agreement of the parties. If the parties are unable to agree on an arbitrator, they shall each pick one arbitrator and the two arbitrators shall choose a third arbitrator. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted by either party under this Agreement shall be brought in Philadelphia, Pennsylvania.

              (b) Any award rendered by the arbitrator(s) shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared unless the arbitrator(s) assesses as part of his, her or their award all or any part of the arbitration expenses of one party (including reasonable attorney's fees) against the other party.

              (c) Apollon and The Wistar Institute each irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

              (d) For a period not to exceed twenty (20) days after the receipt by the parties and arbitrators of the statement of defense or any reply statement of defense, there shall be limited discovery, upon request of either party. Each party shall be entitled to one or more requests for relevant documents and records. Upon such request the other party shall produce such requested documents or records within five (5) days, unless the arbitrators decide, upon motion of the parties, that the request is too burdensome to produce within such time period, in which case the arbitrators shall set a time period in which such documents or records must be produced.

         11.2 Assignment. No rights hereunder may be assigned by Apollon without the express written consent of The Wistar Institute (not to be unreasonably withheld), except by operation of law or in connection with a merger, sale of all or substantially all Apollon's assets to which this Agreement pertains or other transaction involving a change of control (as defined in Section 1.1 under "Affiliate") of Apollon. Any prohibited assignment of this Agreement or the rights hereunder shall be null and void. No assignment shall relieve Apollon of responsibility for the performance of any accrued obligations which it has prior to such assignment. This Agreement shall inure to the benefit of permitted assigns of Apollon.

         11.3 No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach

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


or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

         11.4 Independent Contractor. Nothing herein shall be deemed to establish a relationship of principal and agent between The Wistar Institute and Apollon, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting The Wistar Institute and Apollon as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to act of the other party.

         11.5 Notices. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, or if delivered by hand, or sent by Federal Express, addressed as follows:

   If to The Wistar Institute:

   The Wistar Institute of Anatomy and Biology
   3601 Spruce Street
   Philadelphia, PA 19104
   Attn: Dr. Nancy Fogg-Johnson,
   Executive Vice President, Administration

   If to Apollon:

   Apollon, Inc.  AND                      Ballard Spahr Andrews & Ingersoll
   One Great Valley Parkway                1735 Market Street, 51st Floor
   Malvern, Pennsylvania 19355-1423        Philadelphia, Pennsylvania 19103-7599
   Attn: Vincent R. Zurawski, Jr., Ph.D.   Attn: Morris Cheston, Jr., Esquire
         President and Chief Executive
         Officer


or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

         11.6 Entire Agreement. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

         11.7 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.


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


         11.8 Headings. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

         11.9 No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

         11.10 Governing Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law principles.

         11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date first above written.

The Wistar Institute                Apollon, Inc.
of Anatomy and Biology              VINCENT R. ZURAWSKI, JR., Ph.D.



By:  /s/ illegible signature        By:  /s/ Vincent R. Zurawski, Jr.
    --------------------------          -------------------------------
    Title:   President                  Title:   President and CEO



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


                                  INDEX OF SCHEDULES

                           Schedule 1 - Milestone Payments

                          SCHEDULE 1 - MILESTONE PAYMENTS

Apollon shall make the following milestone payments to The Wistar Institute, according to the following schedule:

    [








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